UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 22, 2016

HUBSPOT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36680	20-2632791
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 First Street, 2nd Floor Cambridge, Massachusetts	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 482-7768

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Previous Independent Registered Public Accounting Firm

On March 22, 2016, the Audit Committee of the Board of Directors (the “Committee”) of HubSpot, Inc. (the “Company”) dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm effective as of that date.

Deloitte’s reports on the Company’s financial statements for the fiscal years ended December 31, 2015 and 2014 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2015 and 2014 and through March 22, 2016, there was no “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years.

During the fiscal years ended December 31, 2015 and 2014 and through March 22, 2016, there was no “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as previously disclosed, the Company reported that there was a material weakness in the Company’s internal control over financial reporting for the periods ended June 30, 2015 and September 30, 2015. Based on certain Company employees violating the Company’s Code of Business Conduct and Ethics, it was determined that an entity-level control did not operate effectively, and such ineffectiveness constituted a material weakness. The Company implemented changes in the fourth quarter of 2015 in its internal control over financial reporting in accordance with its remediation plan. These changes included developing and implementing a Company-wide Code of Business Conduct and Ethics training program and annual employee certification. This entity-level control deficiency did not result in a misstatement of the Company’s financial statements and the material weakness was remediated as of December 31, 2015. This reportable event was discussed among the Company’s management, the Committee, the board of directors of the Company and Deloitte. Deloitte has been authorized by the Company to respond fully to the inquiries of PwC, the successor accountant, concerning this reportable event.

The Company provided Deloitte with a copy of the above disclosure and requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether or not Deloitte agrees with the statements contained above. Deloitte has furnished the Company with a letter addressed to the SEC stating that it agrees with the above statements, a copy of which is filed as Exhibit 16.1 herewith.

(b)	New Independent Registered Public Accounting Firm

On March 22, 2016, the Audit Committee of the Board of Directors (the “Committee”) of HubSpot, Inc. (the “Company”) approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s new independent registered public accounting firm subject to clearance of PwC’s internal acceptance process. On March 25, 2016, PwC confirmed that the acceptance process was complete and the Company formally engaged PwC as its independent registered public accounting firm.

Neither the Company nor anyone acting on its behalf has consulted with PricewaterhouseCoopers with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that PricewaterhouseCoopers concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter of Deloitte & Touche LLP dated March 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 28, 2016	HubSpot, Inc.

	By:	/s/ John Kinzer
		Name:	John Kinzer
		Title:	Chief Financial Officer